Exhibit 99.1

NEWS

Charter Announces Tender Offer for Debt Securities

STAMFORD, Connecticut - April 13, 2015 - Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, “Charter”) today announced that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp. (collectively, “CCO Holdings”), intend to use the net proceeds from its previously announced offer of $1.5 billion in aggregate principal amount of senior unsecured notes due 2023 and 2025 (the “offering”) to finance tender offers by CCO Holdings (the “tender offer”).

In the tender offer, CCO Holdings is offering to purchase any and all of its outstanding 7.250% senior notes due 2017 (the “2017 Notes”) and 8.125% senior notes due 2020 (the “2020 Notes” and, together with the 2017 Notes, the “Notes”).

CUSIP No.	Outstanding Principal Amount	Title of Notes	Total Consideration(1)(2)
1248EPAQ6 (Unrestricted)	$1,000,000,000	7.25% Senior Notes due 2017	$1,040.50
1248EPAP8 (Unrestricted)	$700,000,000	8.125% Senior Notes due 2020	$1,045.50
(1)    Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)    Does not include accrued and unpaid interest that will be paid on the Notes accepted for purchase.

The tender offer is scheduled to expire at 11:59 p.m. New York City time, on April 20, 2015(the “Expiration Time”), unless extended or earlier terminated with respect to any series of Notes. Notes tendered may be withdrawn at any time on or prior to the Expiration Time. We expect to make payments for Notes validly tendered and not validly withdrawn on or prior to the Expiration Time, and accepted for purchase, either one business day following the Expiration Time (the “Settlement Date”), or, in the case of Notes tendered pursuant to the guaranteed delivery procedures, three business days following the Expiration Time. Accrued interest up to, but not including, the Settlement Date will be paid in cash on all validly tendered and accepted Notes.

The consummation of the tender offer is conditioned upon consummation of the offering. The tender offer is also subject to the satisfaction or waiver of certain other conditions as set forth in the Offer to Purchase referred to below. We currently expect, but are under no obligation, to redeem any Notes not purchased in the tender offer following completion of the tender offer.

The complete terms and conditions of the tender offer are set forth in an Offer to Purchase that is being sent to holders of 2017 Notes and 2020 Notes. Holders are urged to read this document carefully before making any decision with respect to the tender offer. Holders of 2017 Notes and 2020 Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender.

Holders may obtain copies of the Offer to Purchase from the Information Agent for the tender offer, Global Bondholder Services Corporation, at http://www.gbsc-usa.com/Charter, or by telephone at (212) 430-3774 (collect), (866) 924-2200 (toll free) and (212) 430-3775/3779 (fax).

Credit Suisse Securities (USA) LLC is serving as the Dealer Manager for the tender offer. Questions regarding the tender offer may be directed to Credit Suisse Securities (USA) LLC, Liability Management Group at (800) 820-1653 (toll free) or (212) 325-2476 (collect).

Neither Charter, CCO Holdings, the Dealer Manager, the Information Agent and Tender Agent nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation.

This announcement is not an offer to purchase, or the solicitation of an offer to sell the Notes. The tender offer may only be made pursuant to the terms of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery.

About Charter
Charter (NASDAQ: CHTR) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TV® video entertainment programming, Charter Internet® access, and Charter Phone®. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand.

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Contact:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

Risks Related to Bright House Networks, LLC. (“Bright House”) and Comcast Corporation ("Comcast") Transactions

•	the ultimate outcome of the proposed transaction between us and Bright House including the possibility that such transaction may not occur if closing conditions are not satisfied;

•	the ultimate outcome of the proposed transactions between us and Comcast including the possibility that such transactions may not occur if closing conditions are not satisfied;

•
if any such transactions were to occur, the ultimate outcome and results of integrating operations and application of our operating strategies to the acquired assets and the ultimate ability to realize synergies at the levels currently expected as well as potential programming dis-synergies;

•
the impact of the proposed transactions on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention;

•	the reduction in our current stockholders’ percentage ownership and voting interest as a result of the proposed transactions;

•	the increase in indebtedness as a result of the proposed transactions, which will increase interest expense and may decrease our operating flexibility;

Risks Related to Our Business

•
our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;

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the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, video provided over the Internet and providers of advertising over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the development and deployment of new products and technologies;

•	the effects of governmental regulation on our business or potential business combination transactions;

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the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets;

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and our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this communication.